Exhibit 10.1

Delivered by e-mail

From: Bernard Feldman <[REDACTED]>
Date: Fri, Apr 30, 2021 at 12:34 PM
Subject: PowerUp v. Massroots Inc. and Isaac Dietrich
To: [REDACTED]
Cc: [REDACTED]

Danny Meeks:

Please be advised that this office is special counsel to PowerUp Lending Group, Ltd. (“PowerUp”) the Judgment Creditor of a Judgment against Massroots Inc. and Isaac Dietrich in the total sum of $350,551.10, which Judgment was entered in the Office of the Clerk of the County of Nassau on February 23, 2021.  I have been advised by Seth Kramer that you are being afforded a one-time opportunity to settle this matter provided that the sum of $150,000.00 is received today April 30, 2021 on or before 4:00 p.m. (New York Time) (the “Deadline”I)  by my client via wire utilizing the following instructions:

Name:                                              [REDACTED]

Bank Address:                                 [REDACTED]

Routing Number:                            [REDACTED]

Beneficiary Account No.               [REDACTED]

Beneficiary:                                     [REDACTED]

Mailing Address:                            [REDACTED]

Upon the timely receipt of these funds, I have been instructed to prepare an appropriate Satisfaction of Judgment and will file same within three business days of the timely receipt of the funds.  Should the funds not be received by the Deadline, then the opportunity to resolve this matter for the settlement sum of $150,000.00 will no longer be available.  I trust that you will timely forward the funds to avail the judgment debtors of this one time opportunity.  We will confirm receipt of the funds.  Should you have any questions concerning anything contained herein, please do not hesitate to contact this office.

BERNARD S. FELDMAN, P.C.

[REDACTED]

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E-Mail: [REDACTED]

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